Consent of Independent Registered Public Accounting Firm

   We have issued our report dated August 23, 2007 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 301 as of April 30, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                        GRANT THORNTON LLP

New York, New York
August 23, 2007